Exhibit 4.2

Execution Version

FIRST SUPPLEMENTAL INDENTURE

Dated as of January 25, 2024

To

INDENTURE

Dated as of October 2, 2023

CLUE OPCO LLC,

as Issuer,

the GUARANTORS party hereto

as Guarantors,

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

as Trustee and Notes Collateral Agent

$725,000,000 9.500% SENIOR SECURED NOTES DUE 2031

This FIRST SUPPLEMENTAL INDENTURE, dated as of January 25, 2024 (this “Completion Date Supplemental Indenture”), is entered into by and among Clue Opco LLC, a Delaware limited liability company (“Opco”), the other parties that are signatories hereto as Guarantors, and U.S. Bank Trust Company, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, GN Bondco, LLC, a Delaware limited liability company (the “Escrow Issuer”), the Trustee and the Notes Collateral Agent have heretofore executed and delivered an indenture, dated as of October 2, 2023 (the “Initial Indenture” and, together with this Completion Date Supplemental Indenture, and as further amended, supplemented, waived or otherwise modified, the “Indenture”) providing for the issuance of $725,000,000 aggregate principal amount of 9.500% Senior Secured Notes due 2031(the “Notes”);

WHEREAS, the parties hereto desire to enter into this Completion Date Supplemental Indenture to evidence the assumption by Opco of all the payment obligations under the Notes and the Indenture;

WHEREAS, the Initial Indenture provides that, on the Completion Date, (x) Opco shall execute and deliver to the Trustee a supplemental indenture pursuant to which Opco shall assume all the obligations of the Escrow Issuer under the Indenture and the Notes and (y) the Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which each such Guarantor shall unconditionally guarantee, on a joint and several basis, the Guaranteed Obligations and the Indenture on the terms and conditions set forth herein and in the Initial Indenture;

WHEREAS, pursuant to Section 9.01 of the Initial Indenture, the Trustee, the Notes Collateral Agent, Opco and the Guarantors are authorized to execute and deliver this Completion Date Supplemental Indenture to amend or supplement the Initial Indenture without the consent of Holders of the Notes;

WHEREAS, Opco and each Guarantor has been duly authorized to enter into this Completion Date Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Completion Date Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Completion Date Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Completion Date Supplemental Indenture refer to this Completion Date Supplemental Indenture as a whole and not to any particular Section hereof.

ARTICLE II

ASSUMPTION AND AGREEMENTS

Section 2.1. Assumption of Obligations. Opco hereby agrees, as of the date hereof, to unconditionally assume the Escrow Issuer’s Obligations under the Initial Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and the Notes and to be bound by all other provisions of the Indenture and the Notes applicable to the Issuer, to perform all of the obligations and agreements of the Issuer under the Indenture and the Notes and to become Issuer under the Indenture and the Notes.

ARTICLE III

AGREEMENT TO BE BOUND, GUARANTEE

Section 3.1. Agreement to Guarantee. Each Guarantor hereby agrees, jointly and severally, to guarantee the Guaranteed Obligations on the terms and subject to the conditions set forth in Article XII of the Indenture and to be bound by (and be entitled to the benefits of) all other applicable provisions of the Indenture and the Notes and to perform all of the obligations and agreements of a Guarantor under the Indenture.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Notices. All notices and other communications to the Issuer and the Guarantors shall be given as provided in the Indenture to the Issuer and the Guarantors.

Section 4.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee and the Notes Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this Completion Date Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.3. Severability. In case any provision in this Completion Date Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.4. Execution and Delivery.

(a)     Opco agrees that its assumption of all of the payment obligations under the Notes and the Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such assumption of all of the payment obligations under the Notes and the Indenture on the Notes.

(b)     Each Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Section 4.5. No Recourse Against Others. No past, present or future director, officer, employee, incorporator or stockholder of the Issuer or any of its Subsidiaries or Affiliates, as such (other than the Issuer and the Guarantors), shall have any liability for any obligations of the Issuer or the Guarantors under the Note Documents or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Note Guarantees.

Section 4.6. Governing Law. This Completion Date Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.7. Counterparts. The parties may sign any number of copies of this Completion Date Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Completion Date Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument. The exchange of copies of this Completion Date Supplemental Indenture and of signature pages by facsimile or PDF transmissions shall constitute effective execution and delivery of this Completion Date Supplemental Indenture as to the parties hereto and may be used in lieu of the original Completion Date Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.8. Headings. The headings of the Articles and the Sections in this Completion Date Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 4.9. The Trustee and the Notes Collateral Agent. The Trustee and the Notes Collateral Agent make no representation or warranty as to the validity or sufficiency of this Completion Date Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 4.10. Benefits Acknowledged.

(a)    Opco acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Initial Indenture and this Completion Date Supplemental Indenture and that its assumption of all of the payment obligations under the Notes and the Indenture and the waivers made by it pursuant to this Completion Date Supplemental Indenture are knowingly made in contemplation of such benefits.

(b)     Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Initial Indenture and this Completion Date Supplemental Indenture and that the guarantee and waivers made by it pursuant to its guarantee are knowingly made in contemplation of such benefits.

Section 4.12. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Completion Date Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

CLUE OPCO LLC, as Issuer

By:	/s/ Rebecca Garbrick
Name:	Rebecca Garbrick
Title:	Chief Financial Officer

FORWARD AIR CORPORATION, as a
Guarantor

By:	/s/ Rebecca Garbrick
Name:	Rebecca Garbrick
Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

CENTRAL STATES TRUCKING LLC
FACSBI, LLC
FAF, LLC
FORWARD AIR LOGISTICS SERVICES, LLC
FORWARD AIR ROYALTY, LLC
FORWARD AIR SERVICES, LLC
FORWARD AIR TECHNOLOGY AND
LOGISTICS SERVICES, LLC
FORWARD AIR, LLC
TAF, LLC
TOWNE AIR FREIGHT, LLC
TOWNE HOLDINGS, LLC
TQI HOLDINGS, LLC
TQI LLC
A G WORLD TRANSPORT, INC.
AG CUSTOMS BROKERAGE, INC.
BIGGER, FARTHER, FASTER, LLC
EPIC FREIGHT SOLUTIONS LLC
GROUND EXPRESS SERVICE, INC.
IVIA SERVICES, LLC
MACH 1 AIR SERVICES (HONG KONG), LLC
MACH 1 AIR SERVICES (MEXICO), LLC
MACH 1 AIR SERVICES, LLC
MACH 1 GLOBAL SERVICES (INDIA), LLC
MACH 1 GLOBAL SERVICES (INDONESIA), LLC
MACH 1 GLOBAL SERVICES (U.A.E.), LLC
MILLHOUSE EXPRESS SERVICES, LLC
MILLHOUSE LOGISTICS SERVICES, LLC
OMNI HOLDCO, LLC
OMNI INTERMEDIATE HOLDINGS, LLC
OMNI LOGISTICS, LLC
OMNI NEWCO, LLC
OMNI PARENT, LLC
OMNI TRADE SERVICES, LLC
PACIFIC LOGISTICS, LLC
TRINITY LOGISTICS USA, INC., each as a
Guarantor

By:	/s/ Rebecca Garbrick
Name:	Rebecca Garbrick
Title:	Chief Financial Officer

[Signature Page to First Supplemental Indenture]

U.S. BANK, NATIONAL ASSOCIATION, as
Trustee and as Notes Collateral Agent

By:	/s/ Connie Jaco
Name:	Connie Jaco
Title:	Vice President

[Signature Page to First Supplemental Indenture]